Exhibit 28 (a) (1) under Form N-1A
Exhibit 3 (i) under Item 601/Reg. S-K

FEDERATED HERMES ETF TRUST

4000 Ericsson Drive
Warrendale, Pennsylvania 15086

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

As adopted December 14, 2021

FEDERATED HERMES ETF TRUST

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of December 14, 2021, by the Trustees, amending and restating the Trust Instrument dated February 11, 2021, to govern a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors (“Declaration of Trust”). The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Declaration of Trust. The name of the Trust created by this Declaration of Trust is “Federated Hermes ETF Trust.” The Trustees may, without Shareholder authorization or approval, change the name of the Trust and adopt such other name as they deem proper in their sole discretion. Any name change of the Trust shall become effective upon the filing of a certificate of amendment reflecting such change in the office of the Delaware Secretary of State or at a future date or time specified in such certificate of amendment. Any such name change of the Trust shall constitute an amendment to this Declaration of Trust.

ARTICLE I

DEFINITIONS

Unless otherwise provided or required by the context:

(a)               “Assets belonging to” a Series has the meaning set forth in Article IV, Section 5;

(b)               “By-laws” means the By-laws of the Trust adopted by the Trustees, as amended from time to time;

(c)               “Class” means a class of Shares of a Series established pursuant to Article IV;

(d)               “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act;

(e)               “Covered Person” means a person so defined in Article IX, Section 2;

(f)                “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code, entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;

(g)               “Exchange” means a national securities exchange, including as defined in Section 2(a)(26) of the 1940 Act or in Section 6 of the Securities Exchange Act of 1934;

(h)               “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any prospectus or contained in any current registration statement of the Trust filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with applicable requirements of the 1940 Act and designated as fundamental policies therein as they may be amended from time to time in accordance with applicable requirements of the 1940 Act;

(i)                 “IIV” means the intraday indicative value of a Series as calculated by, on behalf of or with respect to the Trust or any Series or Class;

(j)                 “Liabilities” means liabilities, debts, obligations, expenses, costs, charges and reserves;

(k)               “Majority Shareholder Vote” means “the vote of a majority of the outstanding voting securities” as defined in the 1940 Act;

(l)                 “Net Asset Value per Share” means the net asset value of each Series or Class, determined as provided in Article V, Section 5;

(m)             “Outstanding Shares” means Shares shown in the records of the Trust or its transfer agent or similar agent or entity as then issued and outstanding but does not include Shares that have been repurchased or redeemed by the Trust and are held in the treasury of the Trust;

(n)               “Series” means a series of Shares established pursuant to Article IV;

(o)               “Shareholder” means a record owner of Outstanding Shares;

(p)               “Shares” means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

(q)               “Tax Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as amended from time to time;

(r)                “Trust” means “Federated Hermes ETF Trust”, the Delaware statutory trust established under the Delaware Act by the filing of the certificate of trust in the Office of the Secretary of State of Delaware;

(s)                “Trust Property” means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series;

(t)                 “Trustees” means the persons who may from time to time be duly qualified, elected or appointed, and serving as Trustees in accordance with Article II, in each case so long as such persons continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees refers to such person or persons in his or her capacity as Trustees hereunder; and

(u)               “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

ARTICLE II

THE TRUSTEES

Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trustees may execute all instruments and take all action they deem necessary, proper or desirable to promote the interests of the Trust. Any action taken pursuant to this Declaration of Trust and any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

Section 2. INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustee shall be the person named in the Trust’s certificate of trust. The number of Trustees (other than any initial Trustee(s)) shall be fixed from time to time by a majority of the Trustees; provided, however, that there shall be at least one (1) Trustee. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act or under this Declaration of Trust.

Section 3. TERM OF OFFICE OF TRUSTEES. Subject to any limitations on the term of service imposed by the By-laws and any retirement policy adopted by the Trustees, each Trustee shall hold office until his or her successor is elected, his or her death, or the Trust terminates, whichever is sooner; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who has become physically or mentally incapacitated or is otherwise unable or unwilling to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, including Section 10 thereunder. No appointment of any Trustee shall take effect if such appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act. Any such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act.

Section 5. TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled or otherwise eliminated, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their determination as to such vacancy, absence or incapacity shall be conclusive.

Section 6. CHAIRPERSON. The Trustees shall appoint one of their members to be Chairperson of the Board of Trustees. The Chairperson shall preside at all meetings of the Trustees and shall assume such other duties as the Trustees may assign to the Chairperson from time to time.

Section 7. ACTION BY THE TRUSTEES. Unless otherwise specified herein or in the By-laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means, unless otherwise required by the 1940 Act at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. Except for purposes of adjournments, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the authorized number of Trustees, unless there is only one Trustee, at which point a quorum will consist of that one Trustee. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. In addition, the Trustees and any committee of the Trustees, including any executive committee, may act with or without a meeting. Unless provided otherwise herein, and except as required under applicable provisions of the 1940 Act, any action of any committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members. With respect to actions of the Trustees and any committee, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by applicable law.

Section 8. OWNERSHIP OF TRUST PROPERTY. Title to the Trust Property shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Series or Class of the Trust. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 9. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 10. TRUSTEES AND OTHERS AS SHAREHOLDERS. Subject to any restrictions in the law and/or By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may sell Shares to, and acquire and redeem Shares from, any such person or any firm or other entity in which such person is interested, subject only to any general limitations herein or in the By-laws relating to the sale and redemption of such Shares.

Section 11. TRUSTEE COMPENSATION. Any Trustee may be compensated for his or her services as Trustee by fixed periodic payments or by fees for attendance at meetings, by both or otherwise, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine. Nothing herein shall in any way prevent the engagement or employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal (other than compensation received by a retiring Trustee as a trustee emeritus or similar position), or any right to damages on account of such removal.

ARTICLE III

POWERS OF THE TRUSTEES

Section 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trust or the Trustees or upon their order. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)       Subject to the Fundamental Policies in effect from time to time with respect to the Trust or any Series to, operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;

(b)       Subject to the limits of applicable law (including the provisions of the 1940 Act) to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, but not limited to, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, but not limited to, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), securities of any issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all persons, including the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof, without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

(c)       To adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not expressly reserved to the Shareholders;

(d)       To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate;

(e)       To employ one or more investment advisers, administrators, depositories, custodians and other persons;

(f)       To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of an Exchange or other entities permitted by the Commission to serve as such and authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of the Trust’s assets in a system or systems for the central handling of securities and debt instruments;

(g)       To retain one or more transfer, dividend (disbursing), securities lending, accounting and Shareholder servicing, National Securities Clearing Corporation or similar agents and registrars, to retain auditors and counsel, and with respect to Series whose Shares trade on an Exchange, to retain one or more market makers, Exchange specialists, listing and IIV agents;

(h)       To provide for the distribution of Shares through a Distributor, Principal Underwriter, by the Trust itself or by any other method, including pursuant to a distribution plan of any kind, and to arrange for the listing and trading of Shares on one or more Exchanges, as appropriate;

(i)       To pay or cause to paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class or in connection with the management thereof, including but not limited to the Trustees’ compensation and such expenses and charges for the Trust’s officers, employees, investment advisers, administrator, distributor, principal underwriter, auditors, counsel, depository, custodian, transfer agent, registrar, dividend disbursing agent, accounting agent, shareholder servicing agents and other agents;

(j)       To set record dates in the manner provided for herein or in the By-laws;

(k)       To establish a registered office and have a registered agent in the State of Delaware;

(l)       To delegate consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, such authority as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;

(m)       To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series;

(n)       To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;

(o)       To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(p)       To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust’s or Trustee’s own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

(q)       To establish and terminate separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish and terminate separate Classes; to fix the variations in the relative rights and preferences as between the different Classes of the Trust, or, if any Series be established, the Series, provided, that all Shares of the Trust or any Series shall be identical to all other Shares of the Trust or same Series, as the case may be, except that there may be established by the Trustees variations between different Classes as to, among other things, allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion, and conditions under which the several Classes shall have separate voting rights;

(r)       To interpret the investment policies, practices, or limitations of any Series or Class;

(s)       To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 4;

(t)       To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(u)       To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

(v)       To declare and make distributions of income and of capital gains to Shareholders;

(w)       Subject to the Fundamental Policies in effect from time to time with respect to the Trust or any Series, to borrow money, otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation (and to pay commitment and other borrowing-related fees in connection therewith) and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation;

(x)       To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum or take such other action as the Trustees in their discretion shall determine;

(y)       To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including: (i) a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body; (ii) an executive committee which shall have all authority of the entire Board of Trustees except such committee cannot declare dividends except to the extent specifically delegated by the Board of Trustees and cannot authorize removal of a Trustee or any merger, consolidation or sale of substantially all of the assets of the Trust. ;

(z)       To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to suspend or terminate the sales or trading of Shares of any Series or Class for any period of time; to establish terms and conditions, including any fees or expenses, regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Shareholders of each such Series of Class to become Shareholders of such single Series or Class;

(aa) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(bb) To purchase, and pay for, out of Trust Property or the Assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, independent contractors of the Trust (including the investment adviser of any Series) and/or any other person as the Trustees may see fit to such extent as the Trustees shall determine against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such person against such claim, or to otherwise indemnify or reimburse such persons, out of Trust Property or the assets belonging to any appropriate Series, to the fullest extent permitted by this Declaration of Trust or the Delaware Act;

(cc) To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(dd) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(ee) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts or guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any or all such obligations;

(ff) To collect all property due to the Trust; to prosecute, defend, compromise or abandon any claims related thereto; and

(gg) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. In construing this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

Section 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm or other entity of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE IV

SERIES; CLASSES; SHARES

Section 1. ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with Article III, Section 1(q), and this Article IV. The Trustees may designate the rights, privileges, voting powers and preferences of the Shares of each Series relative to the Shares of any other Series. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, dividend, liquidation and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class. The Series and Classes indicated on Schedule A (“Schedule A”) as of the date hereof are hereby established and are referred to as the “Initial Series and Classes.” The establishment and designation of each additional Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document, including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption. The relative rights and preferences of the Initial Series and Classes shall be as set forth herein. The relative rights and preferences of each additional Series or Class shall be as set forth herein, unless expressly provided otherwise by the Trustees in establishing such Series or Class. For the avoidance of doubt, to the maximum extent permitted by law, the Trust’s public filings, including its registration statement(s) filed with the Commission, shall not constitute a contract between the Trust or any Series and the Shareholders, and shall not give rise to any contract claims by the Shareholders against the Trust or any Series. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of Shares of a Series, or upon liquidation or termination of any Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series. The Trustees may, without Shareholder authorization or approval, change the name of any Series or Class and adopt such other name as they deem proper in their sole discretion. Any name change of any Series or Class shall become effective upon the adoption by the Board of Trustees of a resolution approving such change, whether directly in such resolution or by reference to or approval of another document that sets forth such change, or at a future date or time specified in such resolution or other document.

Section 2. SHARES. All references to Shares in this Declaration of Trust shall be deemed to be Shares of the Trust and any or all Series or Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class, except as context otherwise requires. The beneficial interest in each Series shall be divided into Shares of one or more Classes. The number of Shares of each Series and Class shall be unlimited, and each Share shall have no par value. All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to issue fractional Shares and Shares held in the Trust’s treasury, (3) to establish and to change in any manner Shares of any Series or Class with such preferences, terms of conversion, voting powers, rights, privileges, and business purpose or investment objective as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares), (4) to divide or combine the Shares of any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of a holder of the Shares of the Trust or such Series or Class in the assets held with respect to the Trust or such Series or Class, (5) to classify or reclassify any unissued Shares of any Series or Class into one or more Series or Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Trust or such Series or Class), (6) to abolish any one or more Series or Classes, (7) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (8) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3. PREEMPTIVE AND APPRAISAL RIGHTS. Shareholders shall have no preference, preemptive or other right to acquire, purchase or subscribe to any additional Shares or other securities issued by the Trust, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares. Further, except as otherwise determined by action of the Trustees in their sole discretion, Shareholders shall have no exchange or conversion rights with respect to their Shares. No action may be brought by a Shareholder on behalf of the Trust unless Shareholders owning no less than a majority of the then-outstanding Shares, or Series or Class thereof, join in the bringing of such action. Ownership of Shares shall not be deemed to establish a contract between the Shareholder and the Trust or any Series. A Shareholder of Shares in a particular Series or Class of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or Class, as appropriate, or on behalf of the Shareholders in any such other Series or Class of the Trust.

Section 4. INVESTMENTS IN THE TRUST. The Trustees shall accept investments in any Series from such persons, on such terms, and for such consideration, which may consist of tangible or intangible property or a combination thereof, as they may from time to time authorize. At the Trustees’ sole discretion, such investments in a Series, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 5. Direct investment in a Series or Class at Net Asset Value per Share shall be credited to the investing Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares or (c) determine the Net Asset Value per Share of the initial capital contribution for any Series. The Trustees shall have the right to refuse to accept investments in any Series or by any person at any time without any cause or reason therefor whatsoever.

Section 5. ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively “Assets belonging to” that Series), shall be recorded, held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be charged with all Liabilities of the Trust with respect to that Series and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series. Notice of this contractual limitation on Liabilities among Series may, in the Trustees’ sole discretion, be set forth in the Trust’s certificate of trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

Section 6. OWNERSHIP AND TRANSFER OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer agent or similar agent or entity that has access to Share ownership information for the Trust or a Series or Class, which books shall be maintained separately for the Shares of each Series and Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, if any, of each Series or Class of the Trust and any other similar matters. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer agent or similar agent or entity, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class of the Trust, as to the number of Shares of each Series and Class of the Trust held from time to time by each Shareholder and as to who shall be entitled to exercise or enjoy the rights of Shareholders, including in connection with the establishment of a record date.

Shares shall be transferable on the records of the Trust or its transfer agent or similar agent or entity in accordance with such rules as the Trust may establish from time to time. Except as provided in the following paragraph of this Section 6, Shares are transferable only by a Shareholder of record or by its agent thereto. Upon receipt by the Trust or its transfer agent or similar agent or entity of a request from a Shareholder of record to transfer Shares held by such Shareholder to another person, accompanied by such information as may be required by the Trust or its transfer agent or similar agent or entity, the transfer shall be recorded on the applicable register of the Trust or its transfer agent or similar agent or entity. Until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent or similar agent or entity for the Trust nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of such evidence thereof as the Trust or its transfer agent or similar agent or entity may require, but until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent or similar agent or entity nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 7. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration of Trust. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration of Trust and the By-Laws. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property, profit, interest, or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series or Class thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Any note, bond, contract or other written obligation of the Trust or any Series may contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to one or more Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.

Section 8. FRACTIONS. Any fractional Shares of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, as applicable, including with respect to voting, dividends, distributions, redemption of Shares and termination of the Trust, Series or Class.

ARTICLE V

DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE

Section 1. DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the Assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2. REDEMPTIONS.

(a)       Each Shareholder of a Series or Class thereof shall have the right, on any business day to require the Trust to redeem all or any part of the Shareholder’s Shares of a Series or Class, upon and subject to the terms and condition provided in this Article V, Section 2, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees; provided, however, if so determined by the Trustees, any Series or Class now or hereafter authorized shall be redeemable only in aggregations of such number of Shares (“Creation Units”) and at such times as may be determined by or pursuant to procedures or methods prescribed or approved by the Trustees. The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit for each Series or Class by written consent or by resolutions adopted at any regular or special meeting of the Trustees and may delegate such power to committees and officers as it deems appropriate. Each Shareholder of a Series or Class, upon request to the Trust in accordance with such procedures as may from time to time be in effect, accompanied by surrender of any certificated Shares in proper form, shall be entitled to require the Trust to redeem all or any number of such Shareholder’s Shares standing in the name of such holder on the books of the Trust; provided, however, in the case of Shares of any Series or Class as to which the Trustees have determined that such Shares shall be redeemable only in Creation Units, in such Creation Units. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem from such Shareholder his Outstanding Shares or Creation Units, as applicable, for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class or Series of Shares in the assets of the Trust at the time of the redemption; and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and any rules, regulations or exemptive relief thereunder. The procedures for effecting and suspending redemption shall be as set forth in the Trust’s registration statement on Form N-1A. Payment may be in any form permitted by Article IV, Section 4, including in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time, less any applicable sales charges and/or fees. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act or any exemptive relief therefrom.

(b)       The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or successor statute thereto), and to comply with the requirements of any other taxing authority or other applicable laws or regulations.

Section 3 REDEMPTION BY TRUST. The Trustees may cause the Trust to redeem the Shares of any Series or Class held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Article V, Section 2, upon such conditions as may from time to time be determined by the Trustees. Among other times, the Trustees may require any Shareholder or group of Shareholders (including some or all of the shareholders of any Series or Class) to redeem Shares for any reason as may be determined by the Trustees in their sole discretion, including when: (i) the direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder or group of Shareholders to an extent that would disqualify any Series or the Trust as a regulated investment company under the Internal Revenue Code of 1986, as amended (successor statute thereto); (ii) the failure to supply a tax identification number or other identifying information to facilitate the Trust or a Series compliance with applicable law or regulation; (iii) if the Share activity of the account or ownership of Shares is deemed either to affect adversely the Trust or any Series or not to be in the best interests of the remaining Shareholders of the Trust, any Series or Class; (iv) the failure of any Shareholder to pay when due the consideration for any purchase of Shares, including any purchase of any Creation Unit of Shares; (vi) the failure of any Shareholder to tender Shares to the Trust or Series in connection with any redemption of Shares, including any redemption of a Creation Unit of Shares; or (v) if a Shareholder fails to meet or maintain any qualifications applicable to holding, purchasing or redeeming Shares of the Trust, any Series or Class. Upon redemption of Shares pursuant to this Article V, Section 3, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed.

Section 4. PREVENTION OF PERSONAL HOLDING COMPANY STATUS. The Trust may reject any purchase order, refuse to transfer any Shares, and compel the redemption of Shares if, (a) at the time thereof the Shareholder affected owns Shares equal to or in excess of a maximum percentage of the Shares of such Series or Trust determined from time to time by the Trustees, or (b) in the Trustees’ opinion, any such rejection, refusal, or redemption would prevent the Trust from becoming a personal holding company as defined by the Tax Code.

Section 5. DETERMINATION OF NET ASSET VALUE PER SHARE. The term “Net Asset Value per Share” of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series. In the absence of action by the Trustees, the term “Net Asset Value per Share” of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities divided by the number of relevant Outstanding Shares. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a manager, investment adviser, administrator, custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for regular trading. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective. In the event that the Trust, a Series or Class sells or redeems Shares at a Net Asset Value per Share that is subsequently determined not to have been calculated in accordance with the applicable methods and procedures established by the Trustees (“Initial Net Asset Value per Share”) and it is determined to reprocess such sales and redemptions at the Net Asset Value per Share calculated in accordance with the applicable methods and procedures established by the Trustees (“Final Net Asset Value per Share”), the Trust, Series or Class, as the case may be, shall have no liability, based on any difference between the Initial Net Asset Value per Share and the Final Net Asset Value per Share, to any Shareholder who did not purchase their Shares directly from the Trust, or redeem their Shares directly to the Trust, at the Initial Net Asset Value per Share.

Section 6. SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in Section 2 of this Article V, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension or the suspension terminates or expires pursuant to the 1940 Act or any exemptive relief thereunder. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

ARTICLE VI

SHAREHOLDERS’ POWERS AND MEETINGS

Section 1. VOTING POWERS. The Shareholders shall have power to vote only (a) for or against the election of Trustees as provided in Article II, Section 2, (b) for the removal of Trustees as provided in Article II, Section 3(d), (c) with respect to such additional matters relating to the Trust to the extent required by federal law, including the 1940 Act, this Declaration of Trust or the By-laws or any registration statement of the Trust with the Commission (or any successor agency) or any state, and (d) as the Trustees may otherwise consider desirable or necessary in their sole discretion.

Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to one vote for each Share of such Series or Class thereof on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that proxies may be given in writing or by any electronic or telecommunications device or in any other manner described in the By-laws or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration of Trust or the By-laws.

Section 2. MEETINGS OF SHAREHOLDERS. Unless otherwise set forth in this Declaration of Trust, provisions relating to meetings of the Shareholders shall be as provided in the By-laws.

Section 3. QUORUM; REQUIRED VOTE. Except when a larger quorum is required by law, this Declaration of Trust or the By-laws, a quorum for the transaction of business at a Shareholders’ meeting with respect to a Series or Class, or with respect to the Trust, as applicable, shall be, respectively, with respect to any Series or Class that is listed on an Exchange one-third of the Outstanding Shares of such Series or Class, and with respect to any Series or Class that is not listed on an Exchange one-tenth of the Outstanding Shares of such Series or Class, or where a Trust-wide vote is required, one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice for the purpose of taking action upon any matter that would have been acted upon at the original meeting but for its adjournment. Except when a larger vote is required by law, this Declaration of Trust or the By-laws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Declaration of Trust or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by written consent as provided in the By-laws.

Section 4. INSPECTION OF RECORDS. Except as conferred by law or otherwise by the Trustees, no Shareholder shall have any right to inspect any records, account, book or document of the Trust.

Section 5. ADDITIONAL PROVISIONS. By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VII

CONTRACTS WITH SERVICE PROVIDERS

Section 1. INVESTMENT ADVISER. The Trust may enter into one or more investment advisory or management contracts on its behalf or on behalf of any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers to perform such of the acts and services of the investment adviser as agreed upon between the investment adviser and sub-adviser, and any reference herein to the investment advisers shall be construed to include any sub-adviser, unless the context requires otherwise.

Section 2. PRINCIPAL UNDERWRITER/DISTRIBUTOR. The Trust may enter into contracts, on its behalf or on behalf of any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations. Such contract may also provide for the repurchase or sale of Shares by such other party as principal or agent of the Trust.

Section 3. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series and Class with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder or as otherwise permitted by the Commission or its staff. The Trust, on its behalf or on behalf of any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series or Class and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt for money paid for any moneys due to the Trust or any Series or Class and on behalf of the Trust or any Series or Class, and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, (d) to keep books and accounts of the Trust and Series or Class, as necessary or appropriate, and (e) to employ one or more sub-custodians.

Section 4. TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trust, on behalf of itself or any Series or Class, may enter into transfer agency agreements, shareholder service agreements, administration agreements and any other agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may authorize the Trust to enter into any contract referred to in this Article VII with any entity, including the investment adviser, any sub-adviser or any affiliated person of the investment adviser or a sub-adviser, although one or more of the Shareholders, Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Declaration of Trust or the By-laws.

Section 6. MODIFICATION, AMENDMENT AND WAIVER. The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive, supplement, assign a portion of, novate or terminate the same. The enumeration of any specific contract in this Article shall in no way be deemed to limit the power or authority of the Trustees as otherwise set forth in this Declaration of Trust to authorize the Fund to engage, contract with or make payments to such persons as the Trustees may deem desirable for the Trust or any Series.

ARTICLE VIII

EXPENSES OF THE TRUST, SERIES AND CLASSES

The Trustees are authorized to incur, pay or cause to be paid out of the principal or income of the Trust or a particular Series or Class, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or a particular Series or Class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser(s), principal underwriter, auditors, counsel, administrator, custodian, transfer agent, securities lending agent, shareholder servicing agent, accounting services agent and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust’s officers or employees, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. The Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser, principal underwriter or independent contractor of the Trust, but nothing contained in this Declaration of Trust or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 2. INDEMNIFICATION.

(a)                Subject to the exceptions and limitations contained in subsection (b) below;

(i)                 every person who is, or has been, a Trustee or an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with: (A) any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof; and (B) any liabilities and expenses, including, without limitation, the cost of credit monitoring, incurred by the indemnified representative as a result of the indemnified representative, while acting in an indemnified capacity, having provided personally identifiable information, including, without limitation, birthdates, social security numbers, driver’s license numbers or passport numbers, to a regulator or counterparty by or with whom the Trust, or its series, is regulated or engages in business to satisfy a legal or procedural requirement of such regulator or counterparty, including, without limitation, know-your-customer or anti-money laundering requirements, and the security of such personally identifiable information is compromised and used to the detriment of the indemnified representative.

(ii)              as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)                To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person;

(i)                 who shall have been finally adjudicated by a court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of the duties expressly set forth herein; or

(ii)              in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) above resulting in a payment by a Trustee or officer, unless there has been a determination that such Covered Person did not engage in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties expressly set forth herein: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who are neither Interested persons of the Trust nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)                The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)                To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the person or persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e)                To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, proceeding or other matter of the character described in subsection (a) of this Section 2 shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 2(e) shall under no circumstances be considered a “loan” under the Sarbanes- Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)                 Any repeal or modification of this Article IX or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g)                Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant hereto, assume the obligation to indemnify any person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX unless otherwise required under applicable law.

Section 3. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Series and satisfy any judgment thereon from the Assets belonging to the Series.

ARTICLE X

MISCELLANEOUS

Section 1. TRUST NOT A PARTNERSHIP. This Declaration of Trust creates a statutory trust pursuant to the Delaware Act and not a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship. No Trustee shall have any power to bind personally either the Trust’s officers, other Trustees or any Shareholder. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The appointment, designation or identification of a Trustee as Chairperson of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3. TERMINATION OR REORGANIZATION OF THE TRUST.

(a)       This Trust and each Series or Class designated and established hereunder shall have perpetual existence. Notwithstanding anything else contained herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval:

(i)       sell, convey, merge and/or transfer all or substantially all of the assets of the Trust or Assets belonging to any affected Series to another Series or to another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof;

(ii)       at any time sell and convert into cash all or substantially all of the assets of the Trust or Assets belonging to any affected Series;

(iii)        cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other organization, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets (“series”) of any of the foregoing (each, an “Entity”);

(iv)        cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under Section 368(a)(1)(F) of the Tax Code or a successor provision;

(v)  cause the Trust to incorporate under the laws of Delaware or any other jurisdiction; and/or

(vi)  cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity; and/or

(vii)       dissolve or liquidate any Series and terminate any Class at any time in connection with which any action to dissolve the Trust shall be deemed also an action to dissolve each Series and to terminate each Class.

The Trustees or Trust or Series shall provide written notice to affected Shareholders of any transaction described in this Section 3. The transactions described in this Section 3 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.

(b)       Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series in either subsection (a)(i) or (ii) above, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a)(i) or (ii) above, the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

(c)       Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the Declaration of Trust or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 4. TRUST INSTRUMENT. The original or a copy of this Declaration of Trust and of each amendment and/or restatement hereto or Declaration of Trust supplemental shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments, restatements or supplements and as to any matters in connection with the Trust.

Section 5. APPLICABLE LAW; JURISDICTION AND WAIVER OF JURY TRIAL.

(a)       This Declaration of Trust and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)       In accordance with Section 3804(e) of the Delaware Act (or any successor provision), any suit, action or proceeding brought by or on behalf of any Shareholder or any person claiming any interest in any Shares against the Trust, any Series or Class, or the Trustees or officers of the Trust, other than those that are brought under the federal securities laws, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware. Accordingly, all Shareholders and other persons hereby: irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding; irrevocably waive, to the fullest extent permitted by law, any objection that they may make now or hereafter to the laying of the venue of any such suit, action or proceeding in such court; irrevocably waive, to the fullest extent permitted by law, any objection that they may make now or hereafter that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Further, IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person at the address shown on the books and records of the Trust or its transfer or similar agent with respect to the Shares in which the person claims an interest. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

Section 6. AMENDMENTS. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment, a trust instrument supplemental hereto or an amended and restated trust instrument. No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law including the 1940 Act, but only to the extent so required. Any amendment that is submitted to Shareholders, which the Trustees determine would affect the Shareholders of a particular Series or Class, shall be authorized by vote of the Shareholders of such Series or Class, and no vote shall be required of Shareholders of any Series or Class not affected.

Section 7. FISCAL YEAR. The fiscal year of each Series of the Trust shall end on a specified date as set forth in the By-laws or by resolution. The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval. Different Series may have different fiscal years.

Section 8. SEVERABILITY. The provisions of this Declaration of Trust are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration of Trust.

Section 9. INTERPRETATION. As used herein, the singular includes the plural and vice versa. Words denoting any gender include all genders. The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust.

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the date first written above.

/s/ J. Christopher Donahue J. Christopher Donahue	s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ John T. Collins John. T. Collins	/s/ Madelyn A. Reilly Madelyn A. Reilly
/s/ Thomas R. Donahue Thomas R. Donahue	/s/ P. Jerome Richey P. Jerome Richey
/s/ G. Thomas Hough G. Thomas Hough	/s/ John S. Walsh John S. Walsh
/s/ Maureen Lally-Green Maureen Lally-Green

Schedule A

Federated Hermes Short Duration Corporate ETF

Federated Hermes Short Duration High Yield ETF

Federated Hermes U.S. Strategic Dividend ETF

Federated Hermes Total Return Bond ETF

Federated Hermes MDT Large Cap Core ETF

Federated Hermes MDT Large Cap Growth ETF

Federated Hermes MDT Large Cap Value ETF

Federated Hermes MDT Small Cap Core ETF

Federated Hermes Enhanced Income ETF

Federated Hermes MDT Market Neutral ETF

Federated Hermes International Leaders ETF

Federated Hermes Ultrashort Bond ETF